AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED and RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of January, 2019 by and among Olaregen Therapeutix Inc., a Delaware corporation (the “Company”), the holders of the Company’s Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), which are listed on Schedule A (the “Investors”), Generex Biotechnology Corporation (“Generex”) and the stockholders of the Company listed on Schedule B (the “Key Holders,” and collectively with the Investors and Generex, the “Stockholders”).

RECITALS

WHEREAS, the Investors purchased shares of Series A Preferred Stock pursuant to a Series A Stock Purchase Agreement, dated as of August 29. 2018 (the “Purchase Agreement”), and in connection therewith, the Investors, the Company and the key Holders entered into an Investor Rights Agreement dated August 29, 2018; and,

WHEREAS, Generex is purchasing shares of the Company’s Common Stock, pursuant to a Stock Purchase Agreement of even date (the “SPA”); and,

WHEREAS, the parties desire to provide the Investors and Generex with the respective right, among other rights, to designate or appoint members to the Company’s board of directors of the Company (the “Board”) in accordance with the terms of this Agreement; and,

WHEREAS, the Second Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) provides that (a) the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, will be entitled to elect one director to the Board and (b) the holders of record of the shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), exclusively and as a separate class, will be entitled to elect two directors to the Board; and,

WHEREAS, the Restated Certificate contains additional provisions respecting the rights and obligations of the Series A Preferred Stockholders; and

WHEREAS, to the extent that any rights in this Agreement require consent as set forth more fully in in Article Four, Part A, Section 5 of the Restated Certificate, such consent must be obtained prior to implementation of actions under this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.                  Voting Provisions Regarding the Board.

1.1              Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as will be necessary to ensure that the size of the Board will be set and remain at up to 7 directors. For purposes of this Agreement, the term “Shares” will mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including all shares of Common Stock and Series A Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

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1.2              Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as will be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, subject to Section 8, the following persons will be elected to the Board:

(i) The President & Chief Executive Officer of the Company, who is currently Anthony Dolisi;

(ii) One appointee of the Company, who shall be chosen by the directors other than the directors described in Sections 1.2(iii) and 1.2(iv);

(iii) President & Chief Executive Officer of Generex, who is currently Joseph Moscato, for so long as Generex is the registered and beneficial owner of not less than Fifty-One Percent (51%) of the issued and outstanding equity securities in the capital of the Company (the “Generex Director”);

(iv) One appointee of Generex, for so long as Generex is the is the registered and beneficial owner of not less than Twenty Percent (20%)

(v) one appointee of the Series A Preferred Stockholders (the “Series A Preferred Director”); and,

(vi) two (2) independent directors agreed upon by the Company and Generex, one of whom is currently _______.

It is further understood and agreed that Anthony Dolisi shall serve as an “observer” of the Purchaser’s Board of Directors.

To the extent that any of clauses (i)-(vi) above will not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms hereof will instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.

“Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity. “Affiliate” of a Person means any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

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1.3              Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving will be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat will remain vacant.

1.4              Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as will be necessary to ensure that:

(a)               no director elected pursuant to Subsection 1.2 or 1.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s) or Stockholders entitled to designate or approve that director; or (ii) the Person(s) originally entitled to designate or approve such director pursuant to Subsection 1.2 is no longer so entitled to designate or approve such director;

(b)               any vacancies created by the resignation, removal or death of a director elected pursuant to Subsection 1.2 or 1.3 will be filled pursuant to the provisions of this Section 1; and

(c)               upon the request of any party entitled to designate a director as provided in Subsection 1.2(a) or 1.2(b), respectively, to remove such director, such director will be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 1, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5              No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, will have any liability as a result of designating a Person for election as a director for any act or omission by such designated Person in his or her capacity as a director of the Company, nor will any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6              Compensation and Insurance. The Company shall reimburse members of the Board of Directors for the customary and reasonable expenses of attending the meetings of the Board. The Company shall offer Independent Directors compensation reasonable and customary in light of the Company’s size, complexity, stage of business and industry. Within thirty (30) days after the date of this Agreement, the Company will bind Directors and Officers liability with a carrier, in an amount reasonably satisfactory to the Series A Preferred Director and the Generex Director.

2.                  Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as will be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Series A Preferred Stock outstanding at any given time.

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3.                  Market Stand-Off Agreement. Each Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act of 1933, as amended (the “Securities Act”) on a registration statement on Form S-1 or Form S-3 and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days in the case of the IPO, or 90 days in the case of any registration other than the IPO, or, in either case, such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (x) the publication or other distribution of research reports, and (y) analyst recommendations and opinions, including the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Stockholder or are thereafter acquired) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 3 will not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer will not involve a disposition for value, and will be applicable to the Stockholders only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 3 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 3 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters will apply pro rata to all Company Stockholders that are subject to such agreements, based on the number of shares subject to such agreements, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to 5% of the shares of the Common Stock. The Company may impose stop-transfer instructions and may stamp each certificate with a legend consistent with the foregoing restriction until the end of such 180-day period.

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4.                  Repurchase; Mandatory Repayment.

4.1              Series A Preferred Stock Repurchase. At any time and from time to time between the first anniversary of August 29, 2018, and the 30-month anniversary of August 29, 2018, the Company will have the option, but not the obligation, to repurchase at the Repurchase Price all or any portion of the Series A Preferred Stock up to the fewer of 177,805 or 30% of the Series A Preferred Stock then issued and outstanding by delivering written notice (the “Repurchase Notice”) to each Investor (the “Repurchase Option”). The Repurchase Notice will provide (i) that the Company is exercising its Repurchase Option; (ii) the number of shares of Series A Preferred Stock the Company is repurchasing, and (iii) the aggregate Repurchase Price to be paid for the Repurchased Shares. The Repurchase Notice will be accompanied by a check made out in the name of each holder, or other immediately available funds will be provided, for an amount equal to the Repurchase Price paid to such holder. Upon delivery of the Repurchase Notice and the Repurchase Price, the Repurchased Shares so repurchased and all rights and interests therein or relating thereto will be deemed cancelled and the Company will have the right to retain and transfer to its own name the Repurchased Shares. The Repurchase Option set forth in this Section may be assigned by the Company in whole or in part in its sole discretion. The Investors will surrender the certificates representing the Repurchased Shares. A new certificate representing the number of Series A Preferred Shares less the Repurchased Shares will be issued to the Investor thereof without cost to such holder within 3 business days after surrender of the certificate representing the Repurchased Shares. The Company will be required to redeem the Repurchased Shares from the holders of Series A Preferred Shares ratably in accordance with each holder’s percentage ownership of the Series A Preferred Stock. For purposes hereof, the “Repurchase Price” means $8.00 per share of Series A Preferred Stock, which will be subject to adjustment as provided herein.

4.2              No Rights after Repurchase. No Repurchased Share is entitled to any dividends declared after the date on which the Repurchase Price of such Repurchased Share is paid in full to the holder thereof, and, for purposes of clarity, unless and until the Repurchase Price has been actually paid for a Repurchased Share, the holder of such share of Series A Preferred Stock will maintain all voting rights with respect thereto. On the date the Repurchase Price is actually paid to the holder, all rights of the holder of such Repurchased Share will cease, and such Repurchased Share will no longer be deemed to be outstanding.

4.3              Repurchased or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are repurchased or otherwise acquired by the Company will be considered authorized but unissued shares.

4.4              Mandatory Repayment if No Repurchase. If the Company fails to exercise all or any portion of the Repurchase Option, the Investors holding at least a majority of the Series A Preferred Stock then issued and outstanding may elect, at their option, to require the Company to pay to the holders of Series A Preferred Stock $1,422,438.00, less any amount paid for the Repurchased Shares (the “Mandatory Repayment Amount”), by delivering written notice of such request to the Company. The Company will be required to pay the Mandatory Repayment Amount ratably to the holders of Series A Preferred Stock (including to the non-initiating holders pursuant to the immediately preceding sentence) in accordance with each holder’s percentage ownership of the Series A Preferred Stock.

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5.                  Preemptive Rights.

5.1              Preemptive Rights. If, at any time and from time to time, the Company should desire to issue any shares of Common Stock, shares of Series A Preferred Stock or any other class of capital stock of the Company, whether or not now authorized, securities of any type that are convertible into shares of such capital stock or options, warrants, debt instruments or rights to acquire shares of such capital stock (“New Securities”), it will give Generex and each Investor (collectively, the “Rights Holders”) the first right to purchase its “Proportionate Portion” of New Securities, determined by multiplying the total number of shares of New Securities available for purchase by a fraction, the numerator of which is the number of shares of Common Stock, including shares of Common Stock issuable upon conversion of the Series A Preferred Stock, held by such Rights Holder, and the denominator of which is the number of shares of Common Stock actually issued and outstanding plus the number of shares of Common Stock issuable on the exercise, conversion or exchange of all then-exerciseable warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and any securities convertible into or exchangeable for shares of Common Stock or any exerciseable warrants, options, subscriptions, or purchase rights with respect to such convertible securities (including the number of shares of Common Stock issuable on the conversion of the outstanding shares of Series A Preferred Stock) on the same terms as the Company is willing to sell such New Securities to any other person or entity. “New Securities” will not include: (A) securities offered to the public pursuant to a registration statement under the Securities Act; (B) Common Stock, options or other rights to acquire shares of Common Stock (as adjusted for stock dividends, splits, combinations and the like with respect to the Common Stock) (and the issuance of shares of Common Stock upon exercise thereof), issued pursuant to stock incentive plans or grants to officers, directors, employees and consultants approved by the Board; (C) the Series A Preferred Shares pursuant to the Purchase Agreement and shares of Series A Preferred Shares and Common Stock issuable upon conversion or as dividends of such Preferred Shares; (D) the common Stock issuable pursuant to the SPA, (E) Common Stock issued or issuable as a result of an adjustment pursuant to Section 4.3 of the Restated Certificate; and (F) Common Stock or securities convertible into or exercisable for Common Stock, if approved by the holder or holders of Generex and a majority of the shares of Series A Preferred Stock then outstanding, in each case as securities excluded from the conversion price adjustment provisions provided for herein.

5.2              Notice. Prior to any sale or issuance by the Company of any New Securities, the Company will notify each Rights Holder in writing of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale (the “Participation Notice”). Within 10 business days after receipt of the Participation Notice (the “Exercise Period”), each Rights Holder will notify the Company whether such holder desires to exercise its option to purchase the Proportionate Portion (or any part thereof) of the New Securities so offered. Within 2 business days after the expiration of the Exercise Period, the Company will notify in writing each Rights Holder who elected to purchase its entire Proportionate Portion of the New Securities (each, an “Electing Holder”) of the aggregate number of offered New Securities that any of the Investors chose not to purchase (the “Over-Allotment Notice”). Each Electing Holder will have the option to purchase, on a pro rata basis (based on the Common Stock, including shares of Common Stock issuable upon conversion of the Series A Preferred Stock, held by all of the Electing Holders), its portion of the New Securities such other Rights Holders elected not to purchase (the “Over-Allotment Option”). Each Electing Holder will notify the Company within 5 business days after receipt of the Over-Allotment Notice (the “Over-Allotment Period”) whether such Electing Holder desires to exercise its Over-Allotment Option. In the event that the Electing Holders purchase all of the New Securities to be offered by the Company under the Participation Notice, then a closing of the sale and issuance of the New Securities to the Electing Holders will occur no later than the date set forth in the Participation Notice.

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5.3              Sale of Shares. After the expiration of the Over-Allotment Period, the Company may, during a period of 90 days immediately following the end of the Over-Allotment Period, sell and issue any New Securities not purchased pursuant to this Section to another person or entity, upon the same terms and conditions as those set forth in the Participation Notice. In the event the Company has not sold the New Securities within said 90-day period, the Company will not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

6.                  Confidentiality. Each Rights Holder agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement and the Purchase Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; or (d) is required to be disclosed by Generex pursuant to its reporting obligations under applicable securities law. provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; or (ii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

7.                  Remedies.

7.1              Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President of the Company with respect to the matters set forth herein, including, without limitation, votes to increase authorized shares pursuant to Section 2 hereof, and hereby authorizes the President to represent and vote, if and only if the party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner that is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares pursuant to and in accordance with the terms and provisions of Section 2 of this Agreement or to take any action reasonably necessary to effect Sections 2 of this Agreement. Each of the proxy and power of attorney granted pursuant to this Subsection 7.2 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and will be irrevocable unless and until this Agreement terminates or expires pursuant to Section 9 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and will not hereafter, unless and until this Agreement terminates or expires pursuant to Section 9 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

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7.2              Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders will be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

7.3              Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.

8.                  “Bad Actor” Matters.

8.1              Definitions. For purposes of this Agreement:

(a)               “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b)               “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(c)               “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

(d)               “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

8.2              Representations. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person or, to such Person’s knowledge, any Board member designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

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8.3              Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person will as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

9.                  Term. This Agreement will be effective as of the date hereof and will continue in effect until and will terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Fundamental Change of the Company; and (c) termination of this Agreement in accordance with Subsection 10.8 below.

10.              Drag Along Rights

10.1          Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from Stockholders shares of the Company’s capital stock representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Fundamental Change” as defined in the Restated Certificate. .

10.2          Actions to be Taken. In the event that (i) Generex and the holders of at least fifty percent (50%) of the outstanding Series A Preferred Shares (collectively, the “Selling Investors”) and (ii) the Board approve a Sale of the Company in writing, specifying that this Section 10 shall apply to such transaction, then each Stockholder and the Company hereby agree:

(a)               if such transaction requires stockholder approval, with respect to shares of the Company’s capital stock that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Certificate required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b)               if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their shares, and, except as permitted in Subsection 10.3 below, on the same terms and conditions as the Selling Investors;

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(c)               to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 10, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents

(d)               not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any shares of the Company owned by such party or Affiliate in a voting trust or subject any shares to any arrangement or agreement with respect to the voting of such shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e)               to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(f)                if the consideration to be paid in exchange for the shares pursuant to this Section 10 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the shares; and

(g)               in the event that the Selling Investors, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, holdback, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder ‘s pro rata portion (from the applicable escrow, holdback or expense fund or otherwise from the proceeds of the Sale of the Company) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Members, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud or willful misconduct.

10.3          Exceptions. Notwithstanding the foregoing, a Member will not be required to comply with Subsection 10 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

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(a)               any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to customary representations and warranties related to authority, ownership and the ability to convey title to such Stockholder’s shares, including, but not limited to, customary representations and warranties that (i) the Stockholder holds all right, title and interest in and to the shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Member in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency applicable to such Stockholder;

(b)               the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale or the noncompliance by any other Person with any covenant or agreement in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow or holdback established to cover breach of representations, warranties and covenants of the Company as well as breach by any member of any of identical representations, warranties and covenants provided by all Stockholders)

(c)               the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Stockholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow or holdback established to cover breach of representations, warranties and covenants of the Company as well as breach by any Stockholder of any of identical representations, warranties and covenants provided by all members), is pro rata in proportion to, and does not exceed, in the aggregate for all indemnification claims, the amount of consideration paid to such Stockholder in connection with such Proposed Sale

11.              IPO. Upon the earlier of (i) the second anniversary of the Closing Date, and (ii) the date upon which audited financial statements disclose Company EBITDA of not less than Ten Million Dollars ($10,000,000.00) for the 12-month period ending on the date of such financial statements, the Company shall have the absolute right to file a registration statement with the Securities and Exchange Commission for an initial public offering of its common stock and list its common shares of stock on a national stock exchange in the United States (an “Exchange Listing”). Should that occur, the Company shall have the option to acquire the Shares of common stock purchased by Generex pursuant to the SPA (and any shares issued as dividends on or upon recapitalization of such Common Stock) (the “Purchased Shares”) on the following terms and conditions:

11.1          At any time during the period commencing thirty (30) trading days after the effective date of the Exchange Listing and ending ninety (90) trading days after such effective date, the Company, upon written notice to the Generex, may elect to purchase up to thirty-five percent (35%) of the Purchased Shares of which the Purchaser is the registered and beneficial owner as at the date of receipt of such notice.

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11.2          The per-share purchase price in respect of any Purchased Shares purchased by the Company pursuant to sub-paragraph (a) above will be equal to the VWAY of the Company’s common shares for the thirty (30) trading days following the effective date of the Exchange Listing. For purposes of this Agreement, “VWAP” means, for any date, the daily volume weighted average price for such date (or the nearest preceding date) of the relevant securities on the trading market where such securities are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9 a.m. New York City time to 4:02 p.m. New York City time.

12.              Miscellaneous.

12.1          Additional Parties.

(a)               Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series A Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company will require that any purchaser of such shares become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such person will thereafter be deemed an Investor and Stockholder for all purposes under this Agreement.

(b)               In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Series A Preferred Stock described in Subsection 10.1(a) above), following which such Person will then hold outstanding capital stock of the Company, then, the Company will cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person will be deemed a Stockholder for all purposes under this Agreement.

12.2          Transfers. Each transferee or assignee of any Shares subject to this Agreement will continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee will agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee will be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and will be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company will not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee will have complied with the terms of this Subsection 10.2. Each certificate, instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement will be notated by the Company with the legend set forth in Subsection 10.12.

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12.3          Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.4          Governing Law; Jurisdiction and Venue. This Agreement shall be governed by the Laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule. All Actions arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of New York, County of New York. Each of the parties to this Agreement irrevocably submits to the exclusive jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any Action arising out of or relating to this Agreement. .

12.5          Counterparts. This Agreement may be executed in 2 or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.6          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.7          Notices.

(a)               All notices and other communications given or made pursuant to this Agreement will be in writing and will be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) 3 business days after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications will be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address or address as subsequently modified by written notice given in accordance with this Subsection 10.7. If notice is given to the Company, copies will be sent to:

If to the Company: Olaregen Therapeutix Inc. 1001 Avenue of the Americas 2nd Fl New York, NY 10018 Attn: Wesley Ramjeet Wesley.ramjeet@olaregen.com	With a copy to: Freeborn & Peters LLP 311 South Wacker Drive, Suite 3000 Chicago, IL 60606 Attn: Jeff Mattson jmattson@freeborn.com

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(b)               Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. Each Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so will not affect the foregoing.

12.8          Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 9) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding a majority of the Shares then held by the Key Holders then providing services to the Company as officers, employees or consultants, (c) the holders of at least two-thirds (2/3) of the shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock held by the Investors, voting together as a single class, (d) the holders of at least Fifty Percent (50%) of the Series A Preferred Stock, and (e) Generex. Notwithstanding the foregoing:

(a)               this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion; and

(b)               the provisions of Subsection 1.2(a) and this Subsection 10.8 may not be amended, modified, terminated or waived without the written consent of the Company;

(c)               the consent of the Key Holders will not be required for any amendment, modification, termination or waiver if such amendment, modification, termination, or waiver either (A) is not directly applicable to the rights of the Key Holders hereunder; or (B) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto;

(d)               Schedule A hereto may be amended by the Company from time to time to add information regarding additional Purchasers (as defined in the Purchase Agreement) without the consent of the other parties hereto; and

(e)               any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company will give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 10.8 will be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Subsection 10.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

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12.9          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.

12.10      Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

12.11      Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

12.12      Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof will be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF THE SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

“The SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SHARES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF AN INVESTOR RIGHTS agreement, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY. BY ACCEPTING ANY INTEREST IN SUCH SHARES, THE PERSON ACCEPTING SUCH INTEREST WILL BE DEEMED TO AGREE TO, AND WILL BECOME BOUND BY, ALL THE PROVISIONS OF THE AFOREREFERENCED AGREEMENT INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

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The Company, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Subsection 10.12 of this Agreement, and it will supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Subsection 10.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder will not affect the validity or enforcement of this Agreement.

12.13      Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Stockholders (including in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares will become subject to this Agreement and will be notated with the legend set forth in Subsection 10.12.

12.14      Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

12.15      Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

12.16      Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SHARES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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12.17      Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including all reasonable attorneys’ fees.

12.18      Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates will be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate

12.19      Special Covenant. The Company and Generex will negotiate in good faith to enter into a formal license and distribution agreement within 30 days after the date of this Agreement, to provide Generex the non-exclusive right to distribute the Company’s products in the United States via Generex’s direct-to-patient and management services organizations at contracted prices equal to one percent (1%) above the applicable Federal Government Prices..

Remainder of Page Intentionally Left Blank; Signature Page follows.]

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IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

COMPANY:	OLARGEN THERAPEUTIX INC., a Delaware corporation

By:
Anthony Dolisi, CEO

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Company Signature Page to Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

INDIVIDUAL KEY HOLDERS:

Signature:

Name:

ENTITY KEY HOLDERS:

Entity Name:

By

Name:

Title:

Key Holder Signature Page to Amended and Restated Investor Rights Agreement

WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTOR:

CREEK MOUNTAIN PARTNERS, LLC

By: ___________________________________

Print Name: ____________________________

Title: _________________________________

Address:

c/o Medcatalyst, LLC

PO Box 1445

Exmore, VA 23350

Attn: Ronald Matthews

Email: matthewsrf@gmail.com

Investor Signature Page to Amended and Restated Investor Rights Agreement

WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

GENEREX BIOTECHNOLOGY CORPORATION

By: ___________________________________

Print Name: ____________________________

Title: _________________________________

Address:

10102 USA TODAY WAY

MIRAMAR, FL 33025

Attn: Joseph Moscato

Email: jmoscato@generex.com

SCHEDULE A

INVESTORS

Name and Address	Phone	Email

Creek Mountain Partners, LLC (757) 894-4329 matthewsrf@gmail.com

c/o Medcatalyst, LLC

PO Box 1445

Exmore, VA 23350

SCHEDULE B

KEY HOLDERS

Name	Number of Shares Held
Anthony Dolisi	649,808
Cliff Keeling	250,000
Wesley Ramjeet	60,000
Michelle Starr	150,000
Frank Dolisi	78,200
Scott Emmens	58,992
Aniket Kaloti	100,200
The Alnical Trust	460,000
The Asdan and Uber Ltd. Trust	153,800
The Krial Trust	11,808
Rick Ferreira	40,000
Paul Stephaic	16,000
Tony Knight Purple Labs LLC Stuart Melnick	16,000 6,000 4,000
Phillippe Naim	48,000
Ann Parkson	39,267
Terri Smith	16,000
Laird Smith	16,000
Chad Walker	5,000
JR Huddleston	5,000
Michael Spina	5,000

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Investor Rights Agreement dated as of August 29, 2018 (the “Agreement”), by and among Olaregen Therapeutix Inc. (the “Company”) and certain of its Stockholders, as such Agreement may be amended hereafter. Capitalized terms used but not defined in this Adoption Agreement will have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1       Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) for one of the following reasons (Check the correct box):

¨	As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder will be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.
¨	As a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder will be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.
¨	As a new Investor in accordance with Subsection 10.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.
¨	In accordance with Subsection 10.1(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2       Agreement. Holder hereby (a) agrees that the Stock and any other shares of capital stock or securities required by the Agreement to be bound thereby, will be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3       Notice. Any notice required or permitted by the Agreement will be given to Holder at the address listed below Holder’s signature hereto.

HOLDER: ACCEPTED AND AGREED:

By: OLAREGEN THERAPEUTIX INC.

Name and Title of Signatory

Address: By:

Title:

Email Address: